UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 7, 2025

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On July 9, 2025, Lazydays Holdings, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreements”) with each member of the Company’s board of directors (the “Board”) and the Company’s Chief Administrative Officer. The Indemnification Agreements supplement the indemnification provisions contained in the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws and require the Company to indemnify and advance expenses on behalf of an Indemnified Party to the fullest extent permitted by applicable law. The Indemnification Agreements also establish the procedures by which an Indemnified Party may request and receive indemnification thereunder.

The foregoing description of the Indemnifications Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each Indemnification Agreement, the form of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director to the Board of Directors

On July 7, 2025, the Board appointed Alexandre Zyngier to serve as a director of the Board, effective immediately, to fill a vacancy on the Board.

Mr. Zyngier, age 55, has served as the Managing Director and Founder of Batuta Capital Advisors LLC, a private investment and advisory firm, since 2013. Mr Zyngier has also served on the board of directors of Urgently, Inc., since February 2025, NuRide Inc, since March 2024, Unifin Financiera SAB de CV, a Mexican finance company, since August 2024, Slam Corp, a public special purpose acquisition company, since February 2023, COFINA Puerto Rico, the taxing authority of Puerto Rico, since February 2019, and Atari SA, a video game company, since August 2014. Mr. Zyngier previously served on the board of directors of Arrival SA Industries from September 2023 to June 2024, Schmitt Industries Inc, from November 2021 to December 2023, Torchlight Energy Resources Inc., a public exploration and production company, from June 2016 to June 2021, AudioEye, Inc, a public software company, from September 2015 to July 2020 and certain other private companies. Mr. Zyngier holds an MBA in Finance and Accounting from the University of Chicago and a BS in Chemical Engineering from UNICAMP in Brazil.

Mr. Zyngier is expected to be appointed to serve on the Nominating & Governance Committee of the Board. Mr. Zyngier will receive compensation for service as a director in accordance with the Company’s policy for compensation of non-employee directors, as further described in the Company’s definitive proxy statement for its 2025 annual meeting of stockholders filed with the Securities and Exchange Commission on June 23, 2025. The Company has entered into an Indemnification Agreement with Mr. Zyngier in the same form that the Company has entered into with its other directors and as summarized in Item 1.01 of this Current Report on Form 8-K. The information contained under Item 1.01 with respect to the Indemnification Agreement, to the extent required by Item 5.02 of Form 8-K, is hereby incorporated by reference herein.

There is no arrangement or understanding between Mr. Zyngier and any other person pursuant to which Mr. Zyngier was selected as a director. There are no transactions between the Company and Mr. Zyngier of the kind required to be reported under Item 404(a) of Regulation S-K.

Officer Title Change

On July 9, 2025, the Board approved a change of Ronald K. Fleming’s title from Interim Chief Executive Officer to Chief Executive Officer. In connection with this title change, the Company and Mr. Fleming entered into an amendment (the “Amendment”) to the Employment Agreement, dated September 14, 2024, between the Company and Mr. Fleming (as amended, the “Employment Agreement”), which memorializes the change of Mr. Fleming’s title to Chief Executive Officer. The other terms and conditions of the Employment Agreement remain unchanged.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

The Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8−K and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

10.2	Amendment to Employment Agreement, dated July 9, 2025, between Lazydays Holdings, Inc. and Ronald K. Fleming.

99.1	Press Release, dated July 9, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

July 11, 2025	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Chief Executive Officer